UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 9, 2008

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

Hornbeck Offshore Services, Inc., or the Company, will be participating in the Pritchard Capital Partners, LLC Energize 2008 Conference in San Francisco, California and will be conducting investor meetings during the period of January 9-10, 2008. The Company has updated its “HOS Investor Presentation” and posted an electronic version on the “IR Home” page of the “Investors” section of the Hornbeck Offshore website at www.hornbeckoffshore.com.

Item 8.01 – Other Events

The Company has entered into a definitive asset purchase agreement with Superior Offshore International, Inc., or Superior, to acquire the Superior Achiever, a T-22 class DP-3 new generation multi-purpose support vessel, or MPSV and related owner-furnished equipment, currently under construction at Merwede Shipyard in Holland with an anticipated fourth quarter 2008 delivery. The closing with Superior is subject to customary conditions, including third party consents, and is expected to occur on or before January 21, 2008. Hornbeck has also agreed to a five-year time charter with Superior for the Superior Achiever or another acceptable vessel at a dayrate commensurate with the Company’s target investment parameters. Superior will have the option to terminate the charter the charter with 90-days’ advance notice at the end of each sequential six-month period within the term.

The Company has contracted for the construction of the two additional proprietary 240 ED class OSVs with Atlantic Marine in Jacksonville, Florida, which are anticipated to be delivered in 2010.

In addition, the Company has agreed to purchase a leasehold interest in a parcel of improved real estate located in Port Fourchon, Louisiana adjacent to HOS Port, its existing shore-base facility. The new facility lease has close to seven years remaining on its initial term, with four additional five-year renewal periods. The acquisition closing is subject to customary conditions, including third party consents, environmental testing and regulatory approvals, and is expected to occur in mid-January 2008.

The Company plans to fund the incremental expected cost of these transactions of approximately $190 million in the aggregate, along with its previously announced newbuild and conversion programs, from projected cash from operations and an expanded revolving credit facility. In conjunction with these announcements, the Company is in the process of increasing its revolving credit facility with its existing bank group to a borrowing base of at least $200 million, up from $100 million. The credit facility, which is presently undrawn, has an accordion feature that allows for a maximum available borrowing base of $250 million.

Additional information is included in the Company’s press release dated January 9, 2008, which is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated January 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: January 9, 2008	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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